UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 29, 2023

BAIN CAPITAL PRIVATE CREDIT
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37 TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 516-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 7.01. Regulation FD Disclosure.
December 2023 Distributions
On December 29, 2023, Bain Capital Private Credit (the “
Fund
”) declared regular distributions for Class I common shares of beneficial interest (the
Shares
”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Shares	$0.1875	$0.00	$0.1875
The regular distributions for Class I Shares are payable to shareholders of record as of December 31, 2023 and will be paid on or about January 31, 2024.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Item 8.01. Other Events.
Net Asset Value
The net asset value (“
NAV
”) per share for Class I Shares of the Fund as of November 30, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of November 30, 2023
Class I Shares	$25.00
As of November 30, 2023, the Fund’s aggregate NAV was $100.7 million, the fair value of its investment portfolio was $192.4 million and it had principal debt outstanding of 95.8 million, resulting in a debt-to-equity
ratio of approximately 0.95 times. The net
debt-to-equity
ratio, which represents principal debt outstanding, less cash and unsettled trades was approximately 0.89 times as of November 30, 2023.
Portfolio Update
As of November 30, 2023, the Fund’s investment portfolio at fair value was approximately $192.4 million across 17 portfolio companies operating across 11 different industries. As of November 30, 2023, based on fair value, the Fund’s investment portfolio was comprised of 99% in first lien senior secured debt, 0% in second lien senior secured debt, 0% in unsecured debt, 0% in structured finance obligation and 1% in equity. 100% of the Fund’s debt investment portfolio were floating rate as of November 30, 2023.
Status of Offering
The Fund is currently publicly offering on a continuous basis up to $2.0 billion in Shares (the “
Offering
”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the December 1, 2023 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Shares	4,429,980	$110.7 million

Total Offering	4,429,980	$110.7 million

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Private Credit has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date: December 29, 2023	By:	/s/ Jessica Yeager
Name: Jessica Yeager
Title: Secretary

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